Agreement and Plan of Reorganization

    This AGREEMENT AND PLAN OF REORGANIZATION
("Agreement") is made as of this 28th day of November, 2008, by and among Domini Social
Investment Trust, a Massachusetts business trust
(the "Acquiring Entity"), with its principal place of business at 536 Broadway, 7th Floor, New
York, New York 10012, on behalf of each of its series listed on Exhibit A attached hereto (each, an "Acquiring Fund"), and Domini Advisor Trust, a
Massachusetts business trust (the "Acquired
Entity"), with its principal place of business at 536 Broadway, 7th Floor, New York, New York
10012, on behalf of each of its series listed on Exhibit A attached hereto (each, an "Acquired
Fund").

    WHEREAS, each Acquired Fund and Acquiring Fund is a series of an open-end management investment company registered pursuant to the Investment
Company Act of 1940, as amended (the "1940 Act");

    WHEREAS, it is intended that, for United
States federal income tax purposes (i) each transaction contemplated by this Agreement constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of
1986, as amended (the "Code"), and (ii) this Agreement constitute a plan of reorganization within the meaning of Section 368 of the Code and Treasury Regulations Section 1.368-2(g);

    WHEREAS, each reorganization will consist of
(1) the sale, assignment, conveyance, transfer and delivery of all of the property and assets of the Acquired Fund to the Acquiring Fund in exchange solely for (a) shares of beneficial interest of the Acquiring Fund (the "Acquiring
Fund Shares") corresponding in class to the outstanding shares of beneficial interest of the Acquired Fund (the "Acquired Fund Shares"), as described herein, and (b) the assumption by the Acquiring Fund of all liabilities of the Acquired
Fund, and (2) the subsequent distribution of the Acquiring Fund Shares (which shall then constitute all of the assets of the Acquired
Fund) to the shareholders of the Acquired Fund in complete redemption of the Acquired Fund Shares and the termination of the Acquired Fund, as provided herein (each, a "Reorganization"), all upon the terms and conditions hereinafter set forth in this Agreement;

    WHEREAS, the Board of Trustees of the
Acquiring Entity (the "Acquiring Entity Board") has determined, with respect to the Acquiring
Fund, that the sale, assignment, conveyance, transfer and delivery of all of the property and assets of the Acquired Fund for Acquiring Fund
Shares and the assumption of all liabilities of the Acquired Fund by the Acquiring Fund is in the best interests of the Acquiring Fund and its shareholders and that the interests of the existing shareholders of the Acquiring Fund will not be diluted as a result of this transaction;
and

    WHEREAS, the Board of Trustees of the Acquired
Entity (the "Acquired Entity Board") has determined, with respect to the Acquired Fund, that the sale, assignment, conveyance, transfer and delivery of all of the property and assets of the Acquired Fund for Acquiring Fund Shares and the assumption of all liabilities of the Acquired
Fund by the Acquiring Fund is in the best interests of the Acquired Fund and its shareholders and that the interests of the existing shareholders of the Acquired Fund will not be diluted as a result of this transaction;

    NOW, THEREFORE, in consideration of the
premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. TRANSFER OF ASSETS OF THE ACQUIRED FUND
TO THE ACQUIRING FUND IN EXCHANGE FOR
ACQUIRING FUND SHARES, THE ASSUMPTION
OF ALL ACQUIRED FUND LIABILITIES AND
THE TERMINATION OF THE ACQUIRED FUND

    1.1    Subject to requisite approvals and the
other terms and conditions herein set forth and on the basis of the representations and warranties contained herein, the Acquired Entity, on behalf of each Acquired Fund, agrees to sell, assign, convey, transfer and deliver all of its property and assets attributable to that Acquired
Fund, as set forth in paragraph 1.2, to the corresponding Acquiring Fund, and the Acquiring
Entity, on behalf of each Acquiring Fund, agrees in exchange therefor: (a) to deliver to the corresponding Acquired Fund the number of full and fractional Acquiring Fund Shares corresponding to the Acquired Fund Shares as of the time and date set forth in paragraph 3.1, determined by dividing the value of the Acquired
Entity's net assets with respect to the Acquired
Fund (computed in the manner and as of the time and date set forth in Article 2) by the net asset value of one share of the corresponding class of Acquiring Fund Shares (computed in the manner and as of the time and date set forth in Article 2);
and (b) to assume all liabilities of such Acquired Fund as set forth in paragraph 1.2.
Such transactions shall take place on a closing date as provided for in paragraph 3.1 (the
"Closing Date"). For purposes of this Agreement, shares of an Acquired Fund correspond to the Class A Shares of the applicable Acquiring Fund, and the term "Acquiring Fund Shares" shall be read to mean, as to each Acquired Fund, such class of shares of the applicable Acquiring Fund.

    1.2    The property and assets of the Acquired
Entity attributable to each Acquired Fund to be sold, assigned, conveyed, transferred and delivered to and acquired by the corresponding
Acquiring Entity, on behalf of the applicable
Acquiring Fund, shall consist of all assets and property of every kind and nature of the Acquired
Fund, including, without limitation, all rights, receivables (including dividend, interest and other receivables), cash, cash equivalents, claims (whether absolute or contingent, known or unknown), securities, commodities and futures interests, good will and other intangible property, any deferred or prepaid expenses and all interests, rights, privileges and powers, the Acquired Fund owns at the Valuation Date (as defined in paragraph 2.1) (collectively,
"Assets"). The Acquiring Entity, on behalf of the applicable Acquiring Fund, shall assume all of the liabilities and obligations of each Acquired Fund, including, without limitation, all indemnification obligations of such Acquired Fund with respect to the current and former Board
Members and officers of the Acquired Entity, whether accrued or contingent, known or unknown, existing at the Valuation Date (collectively, "Liabilities"). Each Acquired Fund will promptly sell, assign, convey, transfer and deliver to the Acquiring Entity, on behalf of the corresponding
Acquiring Fund, any rights, stock dividends, cash dividends or other securities received by the Acquired Fund after the Closing Date as stock dividends, cash dividends or other distributions on or with respect to the property and assets transferred, which rights, stock dividends, cash dividends and other securities shall be deemed included in the property and assets transferred to the Acquiring Entity, on behalf of the corresponding Acquiring Fund, at the Closing Date and shall not be separately valued, in which case any such distribution that remains unpaid as of the Closing Date shall be included in the determination of the value of the assets of the Acquired Fund acquired by the Acquiring Entity on behalf of the corresponding Acquiring Fund.

    1.3    Immediately following the actions
contemplated by paragraph 1.1, the Acquired
Entity shall take such actions as may be necessary or appropriate to complete the liquidation of each Acquired Fund. To complete the liquidation, the Acquired Entity, on behalf of each Acquired Fund, shall (a) distribute to the shareholders of record of the applicable
Acquired Fund Shares as of the Closing Date
("Acquired Fund Shareholders"), on a pro rata basis, the Acquiring Fund Shares received by the Acquired Entity, on behalf of that Acquired Fund, pursuant to paragraph 1.1, in complete redemption of such Acquired Fund Shares, and (b) terminate the Acquired Fund in accordance with applicable
Massachusetts law. Such distribution and redemption shall be accomplished, with respect to the Acquired Fund Shares, by the transfer of the corresponding Acquiring Fund Shares then credited to the account of the Acquired Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the names of the Acquired Fund Shareholders. The aggregate net asset value of the Acquiring Fund Shares to be so credited to each of the corresponding
Acquired Fund Shareholders shall be equal to the aggregate net asset value of the Acquired Fund
Shares owned by those Acquired Fund Shareholders on the Closing Date. All issued and outstanding
Acquired Fund Shares will be canceled on the books of the Acquired Fund. The Acquiring Fund shall not issue certificates representing any class of Acquiring Fund Shares in connection with such exchange.

    1.4    Ownership of Acquiring Fund Shares will
be shown on the books of the Acquiring Fund as maintained by the Acquiring Fund's transfer agent.

    1.5    Any reporting responsibility of an
Acquired Fund, including, but not limited to, the responsibility for filing regulatory reports, tax returns, or other documents with the Securities and Exchange Commission ("Commission"), any state securities commission, and any federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Acquired Entity, on behalf of such Acquired Fund. The Acquiring Entity shall fully cooperate to the extent necessary or desirable for these responsibilities to be discharged.

    1.6    As promptly as practicable following
the Reorganization of each Acquired Fund, the Acquired Entity will take all necessary action to effect its deregistration as an investment company in accordance with the rules and regulations of the Commission and shall subsequently voluntarily dissolve in accordance with the requirements of Massachusetts law.




2.VALUATION

The value of the Assets and the amount of the Liabilities of each Acquired Fund shall be determined as of the time for calculation of its net asset value as set forth in the then-current prospectus for the Acquired Fund, and after the declaration of any dividends by the Acquired
Fund, on the applicable Closing Date (such time and date being hereinafter called the "Valuation
Date"), computed using the valuation procedures established by the Acquired Entity Board. All computations of value and amounts shall be made by the fund accountant for each Acquired Fund.
The net asset value of each Acquiring Fund's
Acquiring Fund Shares shall be determined as of the time for calculation of the Acquiring Fund's net asset value as set forth in the then-current prospectus for the Acquiring Fund, and after the declaration of any dividends on behalf of the Acquiring Fund, on the Closing Date (such time and date being hereinafter called the "Valuation
Date"), computed using the valuation procedures established by the Acquiring Entity Board. All computations of value and amounts shall be made by the fund accountant for the applicable
Acquired Fund or Acquiring Fund.

3. CLOSING AND CLOSING DATE

    3.1    Subject to the terms and conditions set
forth herein, the Closing Date shall be November
28, 2008, or such other date as the parties may
agree.  All acts taking place at the closing of
the transactions provided for in this Agreement
("Closing") shall be deemed to take place
simultaneously as of the "close of business" on
the Closing Date unless otherwise agreed to by
the parties.  The close of business on the
Closing Date shall be as of the close of regular
trading on the New York Stock Exchange or such
later time on that date as the Acquired Fund's
net asset value and/or the net asset value per
share of the class of shares of the Acquiring
Fund is calculated in accordance with paragraph 2
and after the declaration of any dividends.   The
Closing shall be held at the offices of Bingham
McCutchen LLP or at such other time and/or place as the parties may agree.

    3.2    The Acquired Entity shall direct State
Street Bank and Trust Company (the "Custodian") to transfer ownership of the Assets from the accounts of the applicable Acquired Fund that the Custodian maintains as custodian for the Acquired
Fund to the accounts of the Acquiring Fund that the Custodian maintains as custodian for the Acquiring Fund and to deliver to the Acquiring
Entity, at the Closing, a certificate of an authorized officer stating that (i) the Assets of the Acquired Fund have been so transferred as of the Closing Date, and (ii) all necessary taxes in connection with the delivery of the Assets of the Acquired Fund, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made.

    3.3    The Acquired Entity shall direct PNC
Global Investment Servicing (U.S.) Inc., in its capacity as transfer agent for each Acquired Fund
("Transfer Agent"), to deliver to the Acquiring
Entity at the Closing a certificate of an authorized officer stating that its records contain the name and address of each Acquired
Fund Shareholder and the number and percentage ownership of the outstanding Acquired Fund Shares owned by each such shareholder immediately prior to the Closing. The Acquiring Fund shall deliver to the Secretary of the corresponding Acquired
Fund a confirmation evidencing that (a) the appropriate number of Acquiring Fund Shares have been credited to the Acquired Fund's account on the books of such Acquiring Fund pursuant to paragraph 1.1 prior to the actions contemplated by paragraph 1.3 and (b) the appropriate number of Acquiring Fund Shares have been credited to the accounts of the Acquired Fund Shareholders on the books of such Acquiring Fund pursuant to paragraph 1.3. At the applicable Closing, each party shall deliver to the other party such bills of sale, checks, assignments, share certificates, if any, receipts or other documents as the other party or its counsel may reasonably request.

    3.4    In the event that on the Valuation Date
(a) the New York Stock Exchange or another primary trading market for portfolio securities of an Acquiring Fund or an Acquired Fund (each, an "Exchange") shall be closed to trading or trading thereupon shall be restricted, or (b) trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of such Acquired Fund or such Acquiring Fund is impracticable (in the judgment of the Acquiring
Entity Board with respect to such Acquiring Fund and the Acquired Entity Board with respect to such Acquired Fund), the Closing Date shall be postponed until the first Friday (that is also a business day) after the day when trading shall have been fully resumed and reporting shall have been restored.

4. REPRESENTATIONS AND WARRANTIES

    4.1    Except as has been fully disclosed to
the Acquiring Entity in Schedule 4.1 of this Agreement, the Acquired Entity, on behalf of each Acquired Fund, represents and warrants to the Acquiring Entity and the corresponding Acquiring
Fund as follows:

      (a)    Such Acquired Fund is duly
established as a series of the Acquired Entity,
which is a corporation duly organized, validly
existing and in good standing under the laws of
the Commonwealth of Massachusetts, with power
under its Declaration of Trust, as amended (the
"Acquired Entity Charter"), to own all of its
assets and to carry on its business as it is
being conducted as of the date hereof.   The
Acquired Entity is duly qualified to do business as a foreign trust in each jurisdiction in which the conduct of its business makes such qualification necessary except where the failure to so qualify would not have a material adverse effect on the condition (financial or otherwise), business, properties, net assets or results of operations of the Acquired Entity. The Acquired
Entity has all necessary federal, state and local authorization to carry on its business as now being conducted and to fulfill the terms of this Agreement, except as set forth in paragraph
4.1(c).

      (b)    The Acquired Entity is a registered
open-end management investment company, and its registration with the Commission as an investment company under the 1940 Act, and the registration of the class of Acquired Fund Shares under the Securities Act of 1933, as amended ("1933 Act"), is in full force and effect.

      (c)    No consent, approval, authorization,
or order of any court or governmental authority is required for the consummation by the Acquired
Fund of the transactions contemplated herein, except such as may be required under the 1933
Act, the Securities Exchange Act of 1934 ("1934
Act"), the 1940 Act, state securities laws and the Hart-Scott-Rodino Act.

      (d)    The current prospectus and statement
of additional information of such Acquired Fund
(true and correct copies of which have been delivered to the Acquiring Entity) and each prospectus and statement of additional information of the Acquired Fund used during the three (3) years prior to the date of this Agreement conforms or conformed at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and does not or did not at the time of its use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

      (e)    On the Closing Date, the Acquired
Entity, on behalf of such Acquired Fund, will have good and marketable title to such Acquired
Fund's Assets and full right, power and authority to sell, assign, convey, transfer and deliver such Assets hereunder free of any liens or other encumbrances, and upon delivery and payment for the Assets, the Acquiring Entity, on behalf of the corresponding Acquiring Fund, will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, excluding such restrictions as might arise under the 1933 Act.

      (f)    The Acquired Fund is not engaged
currently, and the execution, delivery and performance of this Agreement by the Acquired
Entity, on behalf of such Acquired Fund, will not result, in a material violation of Massachusetts law or of the Acquired Entity Charter or the by-laws of the Acquired Entity, or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquired Entity, on behalf of such Acquired Fund, is a party or by which it is bound, and the execution, delivery and performance of this Agreement by the Acquired
Entity, on behalf of such Acquired Fund, will not result in the acceleration of any material obligation, or the imposition of any material penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Acquired Entity, on behalf of such Acquired Fund, is a party or by which it is bound.

      (g)    All material contracts or other
commitments of such Acquired Fund (other than this Agreement, certain investment contracts, including options, futures, swaps and forward contracts, the indemnification agreements of the current and former members of the Acquired Entity
Board, and those contracts listed in Schedule
4.1) will terminate without liability to such Acquired Fund on or prior to the Closing Date.
Each contract listed in Schedule 4.1 is a valid, binding and enforceable obligation of such Acquired Fund and, to the Acquired Fund's knowledge, the other parties thereto (assuming due authorization, execution and delivery by the other parties thereto) and the assignment by such Acquired Fund to the corresponding Acquiring Fund of each such contract will not result in the termination of such contract, any breach or default thereunder by such Acquired Fund or the imposition of any penalty thereunder.

      (h)     No litigation or administrative
proceeding or investigation of or before any court or governmental body is presently pending or, to the Acquired Entity's knowledge, threatened against the Acquired Entity, with respect to such Acquired Fund or any of its properties or assets, that, if adversely determined, would materially and adversely affect its financial condition or the conduct of such Acquired Fund's business. The Acquired Entity, on behalf of such Acquired Fund, is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects such Acquired Fund's business or the Acquired Entity's ability to consummate the transactions herein contemplated on behalf of such Acquired Fund.

      (i)    The Statement of Assets and
Liabilities, Statements of Operations and Changes in Net Assets and Schedule of Investments of such Acquired Fund as at the last day of and for the most recently completed fiscal year of such Acquired Fund prior to the date of this Agreement, have been audited by KPMG LLP, independent registered public accounting firm, and are in accordance with accounting principles generally accepted in the United States of America ("GAAP") consistently applied, and such statements (true and correct copies of which have been furnished to the Acquiring Entity) present fairly, in all material respects, the financial condition of such Acquired Fund as of such date and for such period in accordance with GAAP, and there are no known contingent, accrued or other liabilities of such Acquired Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date that are not disclosed therein.

      (j)    Since the last day of the most
recently completed fiscal year of such Acquired
Fund prior to the date of this Agreement, there has not been any material adverse change in such Acquired Fund's financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by the Acquired Fund of indebtedness for money borrowed maturing more than one year from the date such indebtedness was incurred. For the purposes of this subparagraph
(j), a decline in net asset value per share of Acquired Fund Shares due to declines in market values of securities held by such Acquired Fund, the discharge of Acquired Fund liabilities, or the redemption of Acquired Fund Shares by shareholders of such Acquired Fund shall not constitute a material adverse change.

      (k)    All federal and other tax returns,
dividend reporting forms and other tax-related reports of such Acquired Fund required by law to have been filed (taking into account any extensions) shall have been timely filed (taking such extensions into account) and shall be correct in all material respects, and all federal and other taxes shown as due or required to be shown as due from the Acquired Fund on said returns, forms and reports shall have been paid or provision shall have been made for the payment thereof and, to the best of the Acquired Entity's knowledge, no such return is currently under audit and no outstanding assessment has been asserted with respect to such returns.

      (l)    Such Acquired Fund is a separate
series of the Acquired Entity that is treated as a corporation separate from any and all other series of the Acquired Entity under Section
851(g) of the Code. For each taxable year of its operation (including the current taxable year, assuming such year ends on the Closing Date), such Acquired Fund has met (or will meet) the requirements of Subchapter M of Chapter 1 of the Code for qualification and treatment as a "regulated investment company," has elected to be treated as such, and has been (or will be) eligible to compute and has computed (or will compute) its federal income tax under Section 852 of the Code. For each taxable year of its operation (including the current taxable year, assuming such year ends on the Closing Date), such Acquired Fund will have distributed, on or before the Closing Date, substantially all of (a) its investment company taxable income (as defined in the Code) (computed without regard to any deduction for dividends paid), (b) the excess of its interest income excludable from gross income under Section 103(a) of the Code, if any, over its deductions disallowed under Section 265 and
Section 171(a)(2) of the Code, and (c) any net capital gain (as defined in the Code) (after reduction for any allowable capital loss carryover) that has accrued or been recognized, respectively, through the Closing Date such that for all tax periods ending on or before the Closing Date (and treating the current tax year as ending on the Closing Date) such Acquired Fund will not have any unpaid tax liability under
Section 852 of the Code. For each calendar year of its operation (including the calendar year that includes the Closing Date), such Acquired
Fund will have made such distributions, on or before the Closing Date, as are necessary so that for all calendar years ending on or before the Closing Date, and for the calendar year that includes the Closing Date, such Acquired Fund will not have any unpaid tax liability under
Section 4982 of the Code.

      (m)    All issued and outstanding Acquired
Fund Shares of such Acquired Fund are, and on the Closing Date will be, duly authorized and validly and legally issued and outstanding, fully paid and non-assessable by the Acquired Entity and have been offered and sold in any state, territory or the District of Columbia in compliance in all material respects with applicable registration requirements of all applicable federal and state securities laws.
All of the issued and outstanding Acquired Fund
Shares of such Acquired Fund will, at the time of Closing, be held by the persons and in the amounts set forth in the records of the Transfer
Agent, on behalf of such Acquired Fund, as provided in paragraph 3.3. Such Acquired Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the Acquired Fund Shares of such Acquired
Fund, nor is there outstanding any security convertible into any of the Acquired Fund Shares of such Acquired Fund.

      (n)    The execution, delivery and
performance of this Agreement, and the
transactions contemplated herein, have been duly authorized by all necessary action on the part of the Acquired Entity Board, on behalf of such Acquired Fund, and this Agreement constitutes a valid and binding obligation of the Acquired
Entity, on behalf of such Acquired Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles.

      (o)    The provisions of the Acquired Entity
Charter, the bylaws of the Acquired Entity, and Massachusetts law do not require the shareholders of the Acquired Entity, on behalf of each Acquired Fund, to approve this Agreement or the transactions contemplated herein in order for the Acquired Entity, on behalf of each Acquired Fund, to consummate the transactions contemplated herein with respect to an Acquired Fund.

      (p)     The information to be furnished by
the Acquired Entity, on behalf of such Acquired
Fund, for use in the registration statement on Form N-1A of the Acquiring Entity with respect to the corresponding Acquiring Fund and other documents filed or to be filed with any federal, state or local regulatory authority, which may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations thereunder applicable thereto.

    4.2    Except as has been fully disclosed to
the Acquired Entity in Schedule 4.2 to this Agreement, the Acquiring Entity, on behalf of each Acquiring Fund, represents and warrants to the Acquired Entity and the corresponding
Acquired Fund as follows:

      (a)    Such Acquiring Fund is duly
established as a series of the Acquiring Entity,
which is a business trust duly organized, validly
existing and in good standing under the laws of
the Commonwealth of Massachusetts, with the power
under the Acquiring Entity's Declaration of
Trust, as amended (the "Acquiring Entity
Charter"), to own all of the assets of such
Acquiring Fund and to carry on its business as it
is being conducted as of the date hereof.   The
Acquiring Entity is duly qualified to do business as a foreign trust in each jurisdiction in which the conduct of its business makes such qualification necessary except where the failure to so qualify would not have a material adverse effect on the condition (financial or otherwise), business, properties, net assets or results of operations of the Acquiring Entity. The
Acquiring Entity has all necessary federal, state and local authorization to carry on its business as now being conducted and to fulfill the terms of this Agreement except as described in paragraph 4.2(c).

      (b)    The Acquiring Entity is a registered
open-end management investment company, and its registration with the Commission as an investment company under the 1940 Act, and the registration of the class of Acquiring Fund Shares under the 1933 Act, is in full force and effect or will be in full force and effect as of the Closing Date.

      (c)    No consent, approval, authorization,
or order of any court or governmental authority is required for the consummation by the Acquiring
Fund of the transactions contemplated herein, except such as may be required under the 1933
Act, the 1934 Act, the 1940 Act, state securities laws and the Hart-Scott-Rodino Act.

      (d)    The current prospectus and statement
of additional information of such Acquiring Fund
(true and correct copies of which have been delivered to the Acquired Entity) and each prospectus and statement of additional information of such Acquiring Fund used during the three (3) years prior to the date of this Agreement conforms or conformed at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and does not or did not at the time of its use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

      (e)    Such Acquiring Fund is not engaged
currently, and the execution, delivery and performance of this Agreement by the Acquiring
Entity, on behalf of such Acquiring Fund, will not result, in a material violation of Massachusetts law or the Acquiring Entity Charter or the by-laws of the Acquiring Entity, or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquiring
Entity, on behalf of such Acquiring Fund, is a party or by which it is bound, and the execution, delivery and performance of this Agreement by the Acquiring Entity, on behalf of such Acquiring
Fund, will not result in the acceleration of any material obligation, or the imposition of any material penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Acquiring Entity, on behalf of such Acquiring Fund, is a party or by which it is bound.

      (f)     No litigation or administrative
proceeding or investigation of or before any court or governmental body is presently pending or, to the Acquiring Entity's knowledge, threatened against the Acquiring Entity, with respect to such Acquiring Fund, or any of its properties or assets, that, if adversely determined, would materially and adversely affect its financial condition or the conduct of such Acquiring Fund's business. The Acquiring Entity, on behalf of such Acquiring Fund, is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects such Acquiring Fund's business or the Acquiring
Entity's ability to consummate the transactions herein contemplated on behalf of such Acquiring
Fund.

      (g)    The Statement of Assets and
Liabilities, Statements of Operations and Changes in Net Assets and Schedule of Investments of such Acquiring Fund as at the last day of and for the most recently completed fiscal year of such Acquiring Fund prior to the date of this Agreement, have been audited by KPMG LLP, independent registered public accounting firm, and are in accordance with GAAP consistently applied, and such statements (true and correct copies of which have been furnished to the Acquired Entity) present fairly, in all material respects, the financial condition of such Acquiring Fund as of such date and for such period in accordance with GAAP, and there are no known contingent, accrued or other liabilities of such Acquiring Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date that are not disclosed therein.

      (h)    Since the last day of the most
recently completed fiscal year of such Acquiring
Fund prior to the date of this Agreement, there has not been any material adverse change in such Acquiring Fund's financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by such Acquiring Fund of indebtedness for money borrowed maturing more than one year from the date such indebtedness was incurred. For the purposes of this subparagraph
(h), a decline in net asset value per share of Acquiring Fund Shares due to declines in market values of securities held by such Acquiring Fund, the discharge of Acquiring Fund liabilities, or the redemption of Acquiring Fund Shares by shareholders of such Acquiring Fund shall not constitute a material adverse change.

      (i)    All federal and other tax returns,
dividend reporting forms and other tax-related reports of such Acquiring Fund required by law to have been filed (taking into account any extensions) shall have been timely filed (taking such extensions into account) and shall be correct in all material respects, and all federal and other taxes shown as due or required to be shown as due from the Acquiring Fund on said returns, forms and reports shall have been paid or provision shall have been made for the payment thereof and, to the best of the Acquiring
Entity's knowledge, no such return is currently under audit and no outstanding assessment has been asserted with respect to such returns.

      (j)    Such Acquiring Fund is a separate
series of the Acquiring Entity that is treated as a corporation separate from any and all other series of the Acquiring Entity under Section
851(g) of the Code. For each taxable year of its operation (including the taxable year that includes the Closing Date), such Acquiring Fund has met (or will meet) the requirements of Subchapter M of Chapter 1 of the Code for qualification and treatment as a "regulated investment company," has elected to be treated as such, and has been (or will be) eligible to compute and has computed (or will compute) its federal income tax under Section 852 of the Code.
For each taxable year of its operation ending prior to the Closing Date, such Acquiring Fund will have distributed (or will distribute pursuant to the provisions of Section 855 of the
Code) substantially all of (a) its investment company taxable income (as defined in the Code)
(computed without regard to any deduction for dividends paid), (b) the excess of its interest income excludable from gross income under Section
103(a) of the Code, if any, over its deductions disallowed under Section 265 and Section
171(a)(2) of the Code, and (c) any net capital gain (as defined in the Code) (after reduction for any capital loss carryover) such that for all tax periods ending prior to the Closing Date such Acquiring Fund will not have any unpaid tax liability under Section 852 of the Code. For each calendar year of its operation ending prior to the Closing Date, such Acquiring Fund will have made such distributions as are necessary so that for all calendar years ending prior to the Closing Date such Acquiring Fund will not have any unpaid tax liability under Section 4982 of the Code.

      (k)    All issued and outstanding Acquiring
Fund Shares are, and on the Closing Date will be,
duly authorized and validly and legally issued
and outstanding, fully paid and non-assessable by
the Acquiring Entity and will have been offered
and sold in any state, territory or the District
of Columbia in compliance in all material
respects with applicable registration
requirements of all applicable federal and state
securities laws.   Such Acquiring Fund does not
have outstanding any options, warrants or other rights to subscribe for or purchase any Acquiring
Fund Shares, nor is there outstanding any security convertible into any Acquiring Fund
Shares. All of the Acquiring Fund Shares to be issued and delivered to the Acquired Entity, for the account of the Acquired Fund Shareholders, pursuant to this Agreement, will on the Closing
Date have been duly authorized and, when so issued and delivered, will be duly and validly and legally issued Acquiring Fund Shares and be fully paid and non-assessable by the Acquiring
Entity.

      (l)    The execution, delivery and
performance of this Agreement, and the
transactions contemplated herein, have been duly authorized by all necessary action on the part of the Acquiring Entity Board, on behalf of such Acquiring Fund, and this Agreement constitutes a valid and binding obligation of the Acquiring
Entity, on behalf of such Acquiring Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles.

      (m)    The information to be furnished by
such Acquiring Fund for use in the registration statement on Form N-1A of the Acquiring Entity with respect to the Acquiring Fund and other documents filed or to be filed with any federal, state or local regulatory authority, which may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations thereunder applicable thereto, and shall not, as of the effective date of such registration statement, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not materially misleading.




5. COVENANTS

    The Acquired Entity, on behalf of each
Acquired Fund, and the Acquiring Entity, on behalf of each Acquiring Fund, respectively, hereby further covenant as follows:

    5.1    The Acquired Fund and the Acquiring
Fund each will operate its business in the ordinary course and shall comply in all material respects with all applicable laws, rules and regulations between the date hereof and the Closing Date, it being understood that such ordinary course of business will include the declaration and payment of customary dividends and other distributions, and any other distribution that may be advisable.

    5.2    The Acquiring Fund Shares to be
acquired by such Acquired Fund hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this Agreement.

    5.3    The Acquired Entity, on behalf of each
Acquired Fund, will assist the Acquiring Entity in obtaining such information as the Acquiring
Entity reasonably requests concerning the beneficial ownership of the Acquired Fund Shares.

    5.4    Subject to the provisions of this
Agreement, the Acquiring Entity, on behalf of each Acquiring Fund, and the Acquired Entity, on behalf of each Acquired Fund, each will take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

    5.5    Each of the Acquiring Entity, on behalf
of each Acquiring Fund, and the Acquired Entity, on behalf of each Acquired Fund, will use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to effect the transactions contemplated by this Agreement as promptly as practicable.

    5.6    The Acquired Entity, on behalf of each
Acquired Fund, will, from time to time, as and when reasonably requested by the Acquiring
Entity, execute and deliver or cause to be executed and delivered all such assignments and other instruments and will take or cause to be taken such further action as the Acquiring
Entity, on behalf of the corresponding Acquiring
Fund, may reasonably deem necessary or desirable in order to vest in and confirm (a) the Acquired
Entity's title to and possession of the Acquiring
Fund Shares to be delivered hereunder and (b) the Acquiring Entity's title to and possession of all the Assets and to otherwise to carry out the intent and purpose of this Agreement.

    5.9    The Acquiring Entity, on behalf of each
Acquiring Fund, will use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state blue sky or securities laws as may be necessary in order to continue its operations after the Closing Date.




6.CONDITIONS PRECEDENT TO OBLIGATIONS
OF EACH ACQUIRED FUND

    The obligations of the Acquired Entity, on behalf of each Acquired Fund, to consummate the transactions provided for herein shall be subject, at the Acquired Entity's election, to the following conditions:

    6.1    All representations and warranties of
the Acquiring Entity, on behalf of such Acquiring
Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date.

    6.2    The Acquiring Entity, on behalf of such
Acquiring Fund, shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Acquiring Entity, on behalf of such Acquiring Fund, on or before the Closing
Date.

    6.3    The Acquiring Entity, on behalf of such
Acquiring Fund, shall have executed and delivered an assumption of the Liabilities of the corresponding Acquired Fund and all such other agreements and instruments as the Acquired Entity may reasonably deem necessary or desirable in order to vest in and confirm (a) such Acquired
Fund's title to and possession of the Acquiring
Fund Shares to be delivered hereunder and (b) the Acquiring Entity's assumption of all of the Liabilities and to otherwise to carry out the intent and purpose of this Agreement.

    6.4    The Acquiring Entity, on behalf of such
Acquiring Fund, shall have delivered to such Acquired Fund a certificate executed in the name of the Acquiring Entity, on behalf of such Acquiring Fund, by the Acquiring Entity's
President or Vice President and its Treasurer or Assistant Treasurer, in a form reasonably satisfactory to the Acquired Entity and dated as of the Closing Date, as to the matters set forth in paragraphs 6.1 and 6.2 and as to such other matters as the Acquired Entity shall reasonably request.

    6.5    The Acquiring Entity, on behalf of such
Acquiring Fund, and the Acquired Entity, on behalf of the corresponding Acquired Fund, shall have agreed on the number of full and fractional
Acquiring Fund Shares to be issued in connection with the Reorganization after such number has been calculated in accordance with paragraph 1.1.




7.CONDITIONS PRECEDENT TO OBLIGATIONS OF
EACH ACQUIRING FUND

    The obligations of the Acquiring Entity, on behalf of each Acquiring Fund, to consummate the transactions provided for herein shall be subject, at the Acquiring Entity's election, to the following conditions with respect to the applicable Acquiring Fund:

    7.1    All representations and warranties of
the Acquired Entity, on behalf of such Acquired
Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date.

    7.2    The Acquired Entity, on behalf of such
Acquired Fund, shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Acquired Entity, on behalf of such Acquired Fund, on or before the Closing
Date.

    7.3    The Acquired Entity shall have
delivered to the Acquiring Entity, on behalf of such Acquiring Fund, a Statement of Assets and Liabilities of the corresponding Acquired Fund as of the Closing Date, including a schedule of investments, certified by the Treasurer of the Acquired Entity on behalf of such Acquired Fund.
The Acquired Entity, on behalf of such Acquired
Fund, shall have executed and delivered all such assignments and other instruments of transfer as the Acquiring Entity may reasonably deem necessary or desirable in order to vest in and confirm (a) the Acquired Fund's title to and possession of the Acquiring Fund Shares to be delivered hereunder and (b) the Acquiring Fund's title to and possession of all the Assets and to otherwise to carry out the intent and purpose of this Agreement.

    7.4    The Acquired Entity, on behalf of such
Acquired Fund, shall have delivered to the Acquiring Entity a certificate executed in the name of the Acquired Entity, on behalf of such Acquired Fund, by the Acquired Entity's President or Vice President and its Treasurer or Assistant
Treasurer, in a form reasonably satisfactory to the Acquiring Entity and dated as of the Closing
Date, as to the matters set forth in paragraphs
7.1 and 7.2 and as to such other matters as the Acquiring Entity shall reasonably request.

    7.5    The Acquired Entity, on behalf of such
Acquired Fund, and the Acquiring Entity, on behalf of the corresponding Acquiring Fund, shall have agreed on the number of full and fractional
Acquiring Fund Shares to be issued by such Acquiring Fund in connection with the Reorganization after such number has been calculated in accordance with paragraph 1.1.




8. FURTHER CONDITIONS PRECEDENT TO
OBLIGATIONS OF EACH ACQUIRING FUND AND
EACH CORRESPONDING ACQUIRED FUND

    If any of the conditions set forth below have not been satisfied on or before the Closing Date with respect to the Acquired Entity, on behalf of each Acquired Fund, or the Acquiring Entity, on behalf of the corresponding Acquiring Fund, the other party to this Agreement shall be entitled on behalf of the corresponding Acquired Fund or Acquiring Fund, as applicable, at its option, to refuse to consummate the transactions contemplated by this Agreement with respect to the applicable Acquired Fund and its corresponding Acquiring Fund:

    8.1    On the applicable Closing Date, no
court or governmental agency of competent jurisdiction shall have issued any order that remains in effect and that restrains or enjoins the Acquired Entity, with respect to such Acquired Fund, or the Acquiring Entity, with respect to such Acquiring Fund, from completing the transactions contemplated by this Agreement.

    8.2    All consents of other parties and all
other consents, orders and permits of federal, state and local regulatory authorities deemed necessary by the Acquiring Entity or the Acquired
Entity to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of such Acquiring
Fund or such Acquired Fund, provided that either party hereto may for itself waive any of such conditions.

    8.3    The registration statement of the
Acquiring Entity with respect to Class A Shares of each Acquiring Fund shall have become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending.

    8.4    The parties shall have received the
opinion of Bingham McCutchen LLP, dated the Closing Date, substantially to the effect that, based upon certain facts, assumptions and representations and upon certifications made by the Acquired Entity, on behalf of the applicable
Acquired Fund, the Acquiring Entity, on behalf of the applicable Acquiring Fund, and their respective authorized officers, (i) the applicable Reorganization will constitute a reorganization within the meaning of Section
368(a) of the Code, and the applicable Acquired
Fund and the corresponding Acquiring Fund will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized by such Acquiring
Fund upon receipt of the Assets of the
corresponding Acquired Fund solely in exchange for the applicable Acquiring Fund Shares and the assumption by such Acquiring Fund of the Liabilities of the applicable Acquired Fund;
(iii) the basis in the hands of such Acquiring
Fund of the Assets of such corresponding Acquired
Fund will be the same as the basis of such Assets in the hands of the Acquired Fund immediately prior to the transfer, increased by the amount of gain (or decreased by the amount of loss), if any, recognized by the Acquired Fund upon the transfer; (iv) the holding period of each Asset in the hands of such Acquiring Fund will include the period during which the Asset was held by such Acquired Fund (except where investment activities of the Acquiring Fund have the effect of reducing or eliminating the holding period with respect to an asset); (v) no gain or loss will be recognized by such Acquired Fund upon the transfer of its Assets to the corresponding
Acquiring Fund in exchange for the applicable
Acquiring Fund Shares and the assumption by the Acquiring Fund of the Liabilities of the Acquired
Fund, or upon the distribution of the Acquiring
Fund Shares by the Acquired Fund to its
shareholders in complete liquidation except for
(A) any gain or loss that may be recognized with respect to contracts subject to Section 1256 of the Code, (B) any gain that may be recognized on the transfer of stock in a "passive foreign investment company" as defined in Section 1297(a) of the Code and (C) any other gain or loss that may be required to be recognized as a result of the closing of the Acquired Fund's taxable year or upon the transfer of an Asset regardless of whether such transfer would otherwise be a non-taxable transaction under the Code; (vi) no gain or loss will be recognized by the Acquired Fund
Shareholders of such Acquired Fund upon the exchange of their Acquired Fund Shares solely for the Acquiring Fund Shares of the corresponding
Acquiring Fund as part of the Reorganization;
(vii) the aggregate basis of the Acquiring Fund
Shares that each Acquired Fund Shareholder receives in connection with the transaction will be the same as the aggregate basis of his or her Acquired Fund Shares exchanged therefor; and
(viii) an Acquired Fund shareholder's holding period for his or her Acquiring Fund Shares will include the period for which he or she held the Acquired Fund Shares exchanged therefor, provided that he or she held such Acquired Fund Shares as capital assets on the date of the exchange. The delivery of such opinion is conditioned upon the receipt by Bingham McCutchen LLP of representations it shall request of the Acquiring
Entity and the Acquired Entity. Notwithstanding anything herein to the contrary, neither the Acquiring Entity nor the Acquired Entity may waive the condition set forth in this paragraph
8.4.

    8.5     The Acquiring Entity, on behalf of
each Acquiring Fund, shall have received on the applicable Closing Date an opinion of Bingham
McCutchen LLP, in a form reasonably satisfactory to the Acquiring Entity, and dated as of the Closing Date, substantially to the effect that, based upon certain facts and certifications made by the Acquired Entity, on behalf of the Acquired
Fund, and its authorized officers: (a) the Acquired Entity is a business trust validly existing under the laws of the Commonwealth of Massachusetts; (b) the Acquired Entity, with respect to the corresponding Acquired Fund, has the power as a business trust to carry on its business as presently conducted in accordance with the description thereof in the Acquired
Entity's registration statement as an open-end investment company registered under the 1940 Act;
(c) this Agreement has been duly authorized, executed and, so far as known to such counsel, delivered by the Acquired Entity, on behalf of the corresponding Acquired Fund, and assuming due authorization, execution and delivery of this Agreement by the Acquiring Entity, on behalf of such Acquiring Fund, constitutes a valid and legally binding obligation of the Acquired
Entity, on behalf of the corresponding Acquired
Fund, enforceable against the Acquired Entity in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and laws of general applicability relating to or affecting creditors' rights and to general equity principles (whether in a proceeding under equity or at law); provided that such counsel shall be entitled to state that it expresses no opinion with respect to the validity, binding effect or enforceability of any contractual provisions purporting to provide indemnification of any person for any claims, damages, liabilities or expenses which may be limited by any applicable federal or state securities laws or as a matter of public policy;
and (d) the execution and delivery of this Agreement did not, and the transfer of the Assets for Acquiring Fund Shares and the assumption by the Acquiring Fund of the Liabilities pursuant to this Agreement will not, violate the Acquired
Entity Charter or the by-laws of the Acquired
Entity. Such opinion may state that it is solely for the benefit of the Acquiring Entity and the Acquiring Entity Board. Such opinion may contain such assumptions and limitations as shall be in the opinion of Bingham McCutchen LLP appropriate to render the opinions expressed therein.

    8.6     The Acquired Entity, on behalf of each
Acquired Fund, shall have received on the applicable Closing Date an opinion of Bingham
McCutchen LLP, in a form reasonably satisfactory to the Acquired Entity, and dated as of the Closing Date, substantially to the effect that, based upon certain facts and certifications made by the Acquiring Entity, on behalf of the corresponding Acquiring Fund and its authorized officers: (a) the Acquiring Entity is a business trust validly existing under the laws of the Commonwealth of Massachusetts; (b) the Acquiring
Entity, with respect to the corresponding
Acquiring Fund, has the power as a business trust to carry on its business as presently conducted in accordance with the description thereof in the Acquiring Entity's registration statement as an open-end investment company registered under the 1940 Act; (c) this Agreement has been duly authorized, executed and, so far as is known to such counsel, delivered by the Acquiring Entity, on behalf of the corresponding Acquiring Fund, and assuming due authorization, execution and delivery of this Agreement by the Acquired
Entity, on behalf of such Acquired Fund, constitutes a valid and legally binding obligation of the Acquiring Entity, on behalf of the corresponding Acquiring Fund, enforceable against the Acquiring Entity in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and laws of general applicability relating to or affecting creditors' rights and to general equity principles (whether in a proceeding under equity or at law); provided that such counsel shall be entitled to state that it expresses no opinion with respect to the validity, binding effect or enforceability of any contractual provisions purporting to provide indemnification of any person for any claims, damages, liabilities or expenses which may be limited by any applicable federal or state securities laws or as a matter of public policy;
and (d) the execution and delivery of this Agreement did not, and the issuance of the Acquiring Fund Shares and the assumption of the Liabilities in exchange for the transfer of the Assets pursuant to this Agreement will not, violate the Acquiring Entity Charter or the by-laws of the Acquiring Entity. Such opinion may state that it is solely for the benefit of the Acquired Entity and the Acquired Entity Board.
Such opinion may contain such assumptions and limitations as shall be in the opinion of Bingham
McCutchen LLP appropriate to render the opinions expressed therein.

9. INDEMNIFICATION

    9.1    The Acquiring Entity, out of each
Acquiring Fund's assets and property (including any amounts paid to the Acquiring Fund pursuant to any applicable liability insurance policies or indemnification agreements) agrees to indemnify and hold harmless the Acquired Entity and the members of the Acquired Entity Board and its officers from and against any and all losses, claims, damages, liabilities or expenses
(including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the Acquired Entity and those board members and officers may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on (a) any breach by the Acquiring Entity, on behalf of an Acquiring Fund, of any of its representations, warranties, covenants or agreements set forth in this Agreement or (b) any act, error, omission, neglect, misstatement, materially misleading statement, breach of duty or other act wrongfully done or attempted to be committed by the Acquiring Entity or the members of the Acquiring
Entity Board or its officers prior to the Closing
Date, provided that such indemnification by the Acquiring Entity is not (i) in violation of any applicable law or (ii) otherwise prohibited as a result of any applicable order or decree issued by any governing regulatory authority or court of competent jurisdiction.

	9.2    The Acquired Entity, out of each
Acquired Fund's assets and property (including any amounts paid to the Acquired Fund pursuant to any applicable liability insurance policies or indemnification agreements) agrees to indemnify and hold harmless the Acquiring Entity and the members of the Acquiring Entity Board and its officers from and against any and all losses, claims, damages, liabilities or expenses
(including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the Acquiring Entity and those board members and officers may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on (a) any breach by the Acquired Entity, on behalf of an Acquired Fund, of any of its representations, warranties, covenants or agreements set forth in this Agreement or (b) any act, error, omission, neglect, misstatement, materially misleading statement, breach of duty or other act wrongfully done or attempted to be committed by the Acquired
Entity or the members of the Acquired Entity
Board or its officers prior to the Closing Date, provided that such indemnification by the Acquired Entity is not (i) in violation of any applicable law or (ii) otherwise prohibited as a result of any applicable order or decree issued by any governing regulatory authority or court of competent jurisdiction.

10.   BROKER FEES AND EXPENSES

    10.1    The Acquiring Entity, on behalf of
each Acquiring Fund, and the Acquired Entity, on behalf of each Acquired Fund, represent and warrant to each other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

    10.2    Domini Social Investments, LLC will
pay all the costs of each Reorganization.
Notwithstanding any of the foregoing, expenses will in any event be paid by the party directly incurring such expenses (without reimbursement by another person) if and to the extent that the payment by another person of such expenses would prevent such party from being treated as a "regulated investment company" under the Code or would prevent the Reorganization from qualifying as a tax-free reorganization.

11.   ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

    11.1    The Acquiring Entity and the Acquired
Entity agree that neither party has made any representation, warranty or covenant, on behalf of an Acquiring Fund or an Acquired Fund, respectively, not set forth herein and that this Agreement constitutes the entire agreement between the parties.

    11.2    The covenants to be performed after
the Closing by both the Acquiring Entity and the Acquired Entity, and the obligations of the Acquiring Entity, on behalf of each Acquiring
Fund, in Article 9, shall survive the Closing.
All other representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder and shall terminate on the Closing.

12.   TERMINATION

    This Agreement may be terminated and the transactions contemplated hereby may be abandoned with respect to any Acquiring Fund or Acquired
Fund at any time prior to the Closing Date with respect to the applicable Reorganization by resolution of either the Acquiring Entity Board or the Acquired Entity Board, if circumstances should develop that, in the opinion of that Board, make proceeding with the Agreement inadvisable with respect to such Acquiring Fund or such Acquired Fund, respectively. Any such termination resolution to be effective shall be promptly communicated to the other party and, in any event, prior to the Closing Date. The termination of this Agreement with respect to an Acquired Fund or its corresponding Acquiring Fund shall not affect the continued effectiveness of this Agreement with respect to any other Acquired
Fund or Acquiring Fund, nor shall it affect the rights and obligations of any party in respect of any breach of this Agreement occurring prior to such termination.

13.   AMENDMENTS

    This Agreement may be amended, modified or supplemented in such manner as may be deemed necessary or advisable by the authorized officers of the Acquired Entity and the Acquiring Entity;
provided, however, that following the meeting of the Acquired Fund shareholders called by the Acquired Fund pursuant to paragraph 5.2 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of Acquiring Fund Shares to be issued to Acquired Fund shareholders under this Agreement to the detriment of such shareholders without their further approval.



14.   NOTICES

    Any notice, report, statement or demand
required or permitted by any provisions of this Agreement shall be in writing and shall be given by facsimile, electronic delivery (i.e., e-mail), personal service or prepaid or certified mail addressed to the Acquiring Entity or the Acquired
Entity, at its address set forth in the preamble to this Agreement, in each case to the attention of its President.

15.    HEADINGS; COUNTERPARTS; GOVERNING LAW;
SEVERABILITY; ASSIGNMENT; LIMITATION OF
 LIABILITY

    15.1    The Article headings contained in this
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    15.2     This Agreement may be executed in any
number of counterparts, each of which shall be deemed an original.

    15.3    This Agreement shall be governed by
and construed and interpreted in accordance with the internal laws of the State of New York.

    15.4    This Agreement shall bind and inure to
the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other parties.
Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

    15.5    The warranties, representations and
agreements contained in this Agreement made by the Acquired Entity, on behalf of each of the Acquired Funds, are made on a several (and not joint, or joint and several) basis. Similarly, the warranties, representations and agreements contained in this Agreement made by the Acquiring
Entity, on behalf of each of the Acquiring Funds, are made on a several (and not joint, or joint and several) basis.

    15.6    Consistent with the Acquiring Entity
Charter, the obligations of the Acquiring Entity with respect to the Acquiring Fund entered into in the name or on behalf of the Acquiring Entity by any of its Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of the Acquiring Entity, personally, but bind only the assets of the Acquiring Entity belonging to the Acquiring Fund, and all persons dealing with any series or funds of the Acquiring
Entity must look solely to the assets of the Acquiring Entity belonging to such series or fund for the enforcement of any claims against the Acquiring Entity.

    [Rest of page intentionally left blank]

    IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer.

DOMINI SOCIAL INVESTMENT TRUST,
on behalf of EACH OF ITS SERIES LISTED IN EXHIBIT
A ATTACHED HERETO

By:	/s/ Amy L. Thornton
Name:	Amy L. Thornton
Title: 	President

DOMINI ADVISOR TRUST,
on behalf of EACH OF ITS SERIES LISTED IN EXHIBIT
A ATTACHED HERETO

By:	/s/ Amy L. Thornton
Name:	Amy L. Thornton
Title: 	President

Solely for purposes of paragraph 10.2 of the
Agreement:
DOMINI SOCIAL INVESTMENTS, LLC

By:	/s/ Carole M. Laible
Name:	Carole M. Laible
Title: 	President and Chief Operating Officer

			Exhibit A

Acquired Fund		Share		Acquiring Fund			Share
			Class						Class

Domini Social Equity 	Class A		Domini Social Equity Fund	Class A
Portfolio

Domini European Social	Class A		Domini European Social Equity 	Class A
Equity Portfolio			Fund

Domini European PacAsia	Class A		Domini European PacAsia	 	Class A
Social Equity Portfolio			Social Equity Fund

Domini PacAsia Social	Class A		Domini PacAsia Social Equity 	Class A
Equity Portfolio			Fund

SCHEDULE 4.1

None

SCHEDULE 4.2

None